UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

AMERICA WEST HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	1-12649 (Commission File No.)	86-0847214 (IRS Employer Identification No.)

111 West Rio Salado Parkway
Tempe, Arizona 85281
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

AMERICA WEST AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of jurisdiction)	0-12337 (Commission File No.)	86-0418245 (IRS Employer Identification No.)

4000 E. Sky Harbor Boulevard
Phoenix, Arizona 85034-3899
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 693-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 27, 2004, America West Airlines, Inc. (the “Company”), a wholly owned subsidiary of America West Holdings Corporation raised additional capital by financing its Phoenix maintenance facility and flight training center. The flight training center was previously unencumbered, and the maintenance facility became unencumbered earlier this year when the Company refinanced its term loan. Using these two facilities as collateral, the Company, through a wholly owned special purpose entity (the “SPE”), raised $30.8 million through the issuance of a senior secured discount note. The note was issued by the SPE at a discount pursuant to the terms of a senior secured term loan agreement among the Company, the SPE, Heritage Bank, SSB, as administrative agent, Citibank, N.A., as the initial lender, and the other lenders from time to time party thereto. Citibank, N.A. subsequently assigned all of its interests in the note to third party lenders.

     The Company has fully and unconditionally guaranteed the payment and performance of the SPE’s obligations under the note and the loan agreement. The note requires aggregate principal payments of $36 million with principal payments of $1.5 million due on each of the first two anniversary dates and the remaining principal amount due on the fifth anniversary date. The note may be prepaid in full at any time (subject to customary LIBOR breakage costs) and in partial amounts of $1.5 million on the third and fourth anniversary dates. The unpaid principal amount of the note bears interest based on LIBOR plus a margin subject to adjustment based on a loan to collateral value ratio.

     The loan agreement contains customary covenants applicable to loans of this type, including obligations relating to the preservation of the collateral and restrictions on the activities of the SPE. In addition, the loan agreement contains events of default, including payment defaults, cross-defaults to other debt of the SPE, breach of covenants, bankruptcy and insolvency defaults and judgment defaults.

     In connection with this financing, the Company contributed all of its leasehold interests in the maintenance facility and flight training center to the SPE and entered into subleases for the facilities with the SPE at lease rates expected to approximate the interest payments due under the note. In addition, the Company has agreed to make future capital contributions to the SPE in amounts sufficient to cover principal payments and other amounts owing pursuant to the note and the loan agreement.

     The Company completed this financing prior to year end in order to make full use of a waiver granted by the Air Transportation Stabilization Board allowing for a financing of the maintenance facility provided that such financing is completed prior to year-end and the proceeds are used to redeem the Company’s 10 3/4% senior unsecured notes due September 1, 2005.

2

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     See Item 1.01 above.

ITEM 7.01 REGULATION FD DISCLOSURE.

     A copy of the press release announcing the maintenance facility and flight training center financing is furnished herewith as a Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 8.01 OTHER EVENTS.

     On December 27, 2004, the Company called for the redemption on January 26, 2005 of all of its outstanding 10 3/4% senior unsecured notes due September 1, 2005. The senior unsecured notes are being called at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest through the redemption date. On January 26, 2005, interest on the senior unsecured notes will cease to accrue. As of the date hereof, $39.8 million principal amount of the senior unsecured notes are outstanding. U.S. Bank N.A. is the paying agent for the redemption.

     The Company has irrevocably deposited the $30.8 million raised through the maintenance facility and flight training center financing, together with an additional $10.5 million from its operating cash flow, with the trustee for the senior unsecured notes pending the redemption in satisfaction and discharge of certain of its obligations under the indenture for the senior unsecured notes.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press release issued by the Company on December 30, 2004.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Holdings Corporation
Dated: December 30, 2004	By:	/s/ Derek J. Kerr
Derek J. Kerr
Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, America West Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America West Airlines, Inc.
Dated: December 30, 2004	By:	/s/ Derek J. Kerr
Derek J. Kerr
Chief Financial Officer

4

EXHIBIT INDEX

Exhibit No.	Description

	99.1	Press release issued by the Company on December 30, 2004.